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                                 EXHIBIT 23(B)
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                         Consent of Ernst & Young LLP

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Amended and Restated Registration Statement on Form S-8 for registration of 25,000 shares of common stock pertaining to the Friedman's Inc. Amended and Restated 1994 Stock Option Planfor Outside Directors of our report date d November6, 1996 with respect to the financial statements and schedules of Friedman's Inc.'s included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP
                                           Ernst & Young LLP

Jacksonville, Florida
March 17, 1997